Exhibit 99

				Joint Filer Information


Names: 			Fulcrum Growth Partners, L.L.C.
				Michael R. McCarthy

Address:			c/o McCarthy Group, Inc.
				1125 South 103 Street, Suite 450
				Omaha, NE 68124

Designated Filer:		McCarthy Group, Inc.

Issuer & Ticker
Symbol: 			Cabela's Incorporated  (CAB)

Date of Event
Requiring Statement: 	August 6, 2004


Signatures:				FULCRUM GROWTH PARTNERS, L.L.C.
					By:  McCarthy Group, Inc.


					By: 	/s/ Margaret L. Doyle
						----------------------------
						Margaret L. Doyle
						Chief Financial Officer


					      /s/ Margaret L. Doyle
						----------------------------
						Margaret L. Doyle
						Attorney-in-Fact for
						Michael R. McCarthy

Date:  September 22, 2004